AMENDMENT TO
                                 ADMINISTRATIVE
                               SERVICES AGREEMENT
                                     BETWEEN
                        SOUTHLAND LIFE INSURANCE COMPANY
                          AND INVESCO FUNDS GROUP, INC.


     This Amendment is dated as of the 1st day of August, 2001 by and between Southland Life Insurance Company ("Southland") and INVESCO Funds Group, Inc. ("INVESCO").

     WHEREAS, Southland and INVESCO entered into the Service Agreement on January 1, 2000 (the "Agreement");

     WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1. Paragraph a of Section III PAYMENT OF EXPENSES to the Agreement shall be deleted in its entirety and replaced with the following:

     a) INVESCO shall pay to Southland a quarterly fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolio attributable to Contracts offered by Southland, at the annual rate of 0.40% on the aggregate net assets in the INVESCO VIF - Equity Income Fund and the INVESCO VIF - Utilities Fund, in connection with the expenses incurred by Security Life under Section II hereof. The payment of the Quarterly Fee shall be effective as of the date first indicated above.

2. All notices sent to Security Life pursuant to Section VI NOTICES of the Agreement shall be directed to:

         ING Life Companies
         1290 Broadway
         Denver, CO 80203
         Attention:  Variable Counsel
         Fax:  (303) 860-2134

All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS THEREOF, Southland and INVESCO have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above:


INVESCO FUNDS GROUP, INC.

By: /s/Ronald L. Grooms                         Date: 9-20-01
    --------------------                              --------------
       Ronald L. Grooms
       Senior Vice President & Treasurer


INVESCO VARIABLE INVESTMENT FUNDS, INC.

By: /s/Ronald L. Grooms                         Date: 9-20-01
    --------------------                              --------------
       Ronald L. Grooms
       Treasurer

SOUTHLAND LIFE INSURANCE COMPANY

By: /s/Jim Livingston                           Date: 9/27/01
    --------------------                              --------------
    Name:
    Title: